Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2025, relating to the financial statement of WaterBridge Infrastructure LLC appearing in Registration Statement No. 333-289823 on Form S-1 of WaterBridge Infrastructure LLC.

/s/ Deloitte & Touche LLP

Houston, Texas

September 18, 2025